Exhibit 99.1
Starbucks Reports Record Q4 and Full Year Fiscal 2021 Results
Q4 Consolidated Net Revenues Up 31% to a Record $8.1 Billion
Q4 Comparable Store Sales Up 17% Globally; U.S. Up 22% with 11% Two-Year Growth
Q4 GAAP EPS $1.49; Non-GAAP EPS of $1.00 Driven by Strong U.S. Performance
Active Starbucks® Rewards Membership in the U.S. Approaches 25 million, Up 28% Year-Over-Year
Company Commits to $20 Billion of Share Repurchases and Dividends Over Next Three Years
Company Announces Historic Investments in its Partners (Employees), Bringing Average U.S. Retail Hourly Wage to Nearly $17/hr. by Summer 2022

SEATTLE; October 28, 2021 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its 14-week fiscal fourth quarter ended October 3, 2021. GAAP results in fiscal 2021 and fiscal 2020 include items that are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

“Our strong finish to fiscal 2021, including record performance in the fourth quarter, demonstrates the resilience of Starbucks and reinforces the value of the bold strategic moves we have taken over the past two years. Through it all, we have thoughtfully navigated a strong recovery with an eye towards our future, all guided by our Mission and Values,” said Kevin Johnson, president and ceo.

“Today we announce we will be doubling-down on our investments in our partners, the heartbeat of our company. We know that when we exceed the expectations of our people, they in turn exceed the expectations of our customers - which creates value for all of our stakeholders - our partners, our customers, our communities and our shareholders. We anticipate that our strong business momentum, increased operating efficiency and continued global store expansion will fund these unprecedented investments while delivering yet another year of significant growth,” concluded Johnson.

Fiscal 2021 Re-segmentation

In the fourth quarter of fiscal 2021, certain changes were made to the company's management team, and the operating segment reporting structure was realigned as a result. The company realigned the fully licensed Latin America and Caribbean markets from the Americas operating segment to the International operating segment. The Americas operating segment has been renamed the North America operating segment, comprised of company-operated and licensed stores in the U.S. and Canada. Fiscal 2020 segment information has been restated to conform with current period presentation.

There was no impact to consolidated net revenues, consolidated operating income or net earnings per share as a result of these changes.

Q4 Fiscal 2021 Highlights

•Global comparable store sales increased 17%, driven by a 15% increase in comparable transactions and a 2% increase in average ticket
◦North America comparable store sales increased 22%, primarily driven by an 18% increase in comparable transactions and a 3% increase in average ticket; U.S. comparable store sales increased 22%, driven by a 19% increase in comparable transactions and a 3% increase in average ticket
◦International comparable store sales increased 3%, driven by a 6% increase in comparable transactions, partially offset by a 2% decline in average ticket; China comparable store sales decreased 7%, driven by a 5% decline in average ticket and a 2% decline in transactions; International and China comparable store sales include adverse impacts of approximately 3% and 4%, respectively, from lapping prior-year value-added tax exemptions in China

•The company opened 538 net new stores in the fourth quarter of fiscal 2021, yielding 4% year-over-year unit growth, ending the period with a record 33,833 stores globally, of which 51% and 49% were company-operated and licensed, respectively
◦Stores in the U.S. and China comprised 62% of the company’s global portfolio at the end of the fourth quarter of fiscal 2021, with 15,450 and 5,360 stores, respectively
•Consolidated net revenues of $8.1 billion grew 31% (22% on a 13-week basis(1)) compared to the prior year, mainly driven by a 17% increase in comparable store sales primarily from lapping the unfavorable impact of business disruption in the prior year due to the COVID-19 pandemic and strength in U.S. company-operated store sales in the current year in addition to the impact of the extra week in Q4 fiscal 2021
•GAAP operating margin of 18.2% increased from 9.0% in the prior year primarily driven by sales leverage from business recovery and the lapping of COVID-19 related costs in the prior year as well as pricing in North America, partially offset by increased supply chain costs due to inflationary pressures; GAAP operating margin also benefited from lapping the higher restructuring activities in the prior year primarily associated with the North America Trade Area Transformation
◦Non-GAAP operating margin of 19.6% increased from 13.2% in the prior year
•GAAP earnings per share of $1.49 grew from $0.33 in the prior year including a $0.56 gain on the divestiture of our South Korea joint venture and $0.10 related to the extra week in Q4 fiscal 2021
◦Non-GAAP earnings per share of $1.00 grew from $0.51 in the prior year including $0.10 related to the extra week in Q4 fiscal 2021
•Starbucks® Rewards loyalty program 90-day active members in the U.S. increased to 24.8 million, up 28% year-over-year

Full Year Fiscal 2021 Highlights

•Global comparable store sales increased 20%, primarily driven by a 10% increase in average ticket and a 9% increase in comparable transactions
◦North America comparable store sales increased 22%, primarily driven by a 13% increase in average ticket and a 7% increase in comparable transactions; U.S. comparable store sales increased 21%, driven by a 13% increase in average ticket and an 8% increase in comparable transactions
◦International comparable store sales were up 16%, driven by a 14% increase in comparable transactions and a 1% increase in average ticket; China comparable store sales increased 17%, driven by a 19% increase in comparable transactions and a 2% decrease in average ticket
•Consolidated net revenues of $29.1 billion increased 24% (21% on a 52-week basis) from the prior year mainly driven by a 20% increase in comparable store sales primarily from lapping the unfavorable impact of business disruption in the prior year due to the COVID-19 pandemic
•GAAP operating margin of 16.8%, up from 6.6% in the prior year primarily driven by sales leverage from business recovery and the lapping of COVID-19 related costs in the prior year as well as pricing in North America, partially offset by additional investments and growth in wages and benefits for store partners
◦Non-GAAP operating margin of 18.1%, up from 9.1% in the prior year
•GAAP earnings per share of $3.54 grew from $0.79 in the prior year including a $0.56 gain on the divestiture of our South Korea joint venture and $0.10 related to the 53rd week in fiscal 2021
◦Non-GAAP earnings per share of $3.24 grew from $1.17 in the prior year including $0.10 related to the 53rd week in fiscal 2021

(1) For additional reconciliations of the extra week in fiscal 2021, please see the Supplemental Financial Data section of our Investor Relations website at http://investor.starbucks.com.

Q4 North America Segment Results

	Quarter Ended		Change (%)
	Oct 3, 2021	Sep 27, 2020
($ in millions)	(14 Weeks Ended)	(13 Weeks Ended)
Change in Comparable Store Sales (1)	22%	(9)%
Change in Transactions	18%	(25)%
Change in Ticket	3%	21%
Store Count	16,826	16,940	(1)%
Revenues	$5,763.0	$4,213.9	37%
Operating Income	$1,255.8	$506.0	148%
Operating Margin	21.8%	12.0%	980 bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. For fiscal 2021, comparable store sales percentages were calculated excluding the extra week in the fourth quarter of fiscal 2021. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours due to the COVID-19 pandemic remain in comparable store sales while stores identified for permanent closure have been removed.

Net revenues for the North America segment grew 37% (27% on a 13-week basis) over Q4 FY20 to $5.8 billion in Q4 FY21, primarily driven by a 22% increase in company-operated comparable store sales, driven primarily due to lapping the unfavorable impact of business disruption in the prior year due to the COVID-19 pandemic and incremental revenue from the extra week in Q4 fiscal 2021.

Operating income increased to $1.3 billion in Q4 FY21, up from $506.0 million in Q4 FY20. Operating margin of 21.8% expanded from 12.0% in the prior year, primarily driven by sales leverage from business recovery and the lapping of higher COVID-19 related costs in the prior year, in addition to the impact of pricing, partially offset by increased supply chain costs due to inflationary pressures. Operating margin also benefited from lower restructuring expenses primarily associated with the North America Trade Area Transformation.

Q4 International Segment Results

	Quarter Ended		Change (%)
	Oct 3, 2021	Sep 27, 2020
($ in millions)	(14 Weeks Ended)	(13 Weeks Ended)
Change in Comparable Store Sales (1)	3%	(10)%
Change in Transactions	6%	(15)%
Change in Ticket	(2)%	7%
Store Count	17,007	15,720	8%
Revenues	$1,914.6	$1,511.3	27%
Operating Income	$377.4	$181.7	108%
Operating Margin	19.7%	12.0%	770 bps
(1)Includes only Starbucks® company-operated stores open 13 months or longer. For fiscal 2021, comparable store sales percentages were calculated excluding the extra week in the fourth quarter of fiscal 2021. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours due to the COVID-19 pandemic remain in comparable store sales while stores identified for permanent closure have been removed. For the fourth quarter of fiscal 2021, the International segment's comparable store sales included a 3% adverse impact from lapping the prior-year value-added tax benefit in China.

Net revenues for the International segment grew 27% (18% on a 13-week basis) over Q4 FY20 to $1.9 billion in Q4 FY21, driven by 1,287 net new store openings, or 8% store growth, over the past 12 months, incremental revenue from the extra week in Q4 fiscal 2021, higher product sales to and royalty revenues from our licensees, a 3% favorable impact from foreign currency translation and a 3% increase in comparable store sales, partially driven by the lapping of prior year COVID impacts.

Operating income increased to $377.4 million in Q4 FY21 compared to $181.7 million in Q4 FY20. Operating margin of 19.7% increased from 12.0% in the prior year, primarily driven by sales leverage due to lapping the severe impact of the COVID-19 pandemic, favorability from temporary government subsidies, lapping store asset impairments in the prior year and labor efficiencies across company-operated markets.

Q4 Channel Development Segment Results

	Quarter Ended		Change (%)
	Oct 3, 2021	Sep 27, 2020
($ in millions)	(14 Weeks Ended)	(13 Weeks Ended)
Revenues	$438.3	$464.0	(6)%
Operating Income	$219.8	$197.9	11%
Operating Margin	50.1%	42.7%	740 bps

Net revenues for the Channel Development segment of $438.3 million in Q4 FY21 were 6% lower (10% lower on a 13-week basis) relative to Q4 FY20. The decline was primarily driven by a 20% unfavorable impact of Global Coffee Alliance transition-related activities, including a structural change in our single-serve business, partially offset by incremental revenue from the extra week in Q4 fiscal 2021 and growth in the Global Coffee Alliance and the International ready-to-drink businesses.

Operating income increased to $219.8 million in Q4 FY21, up from $197.9 million in Q4 FY20. Operating margin of 50.1% expanded from 42.7% in the prior year, primarily due to Global Coffee Alliance transition-related activities, including the structural change in our single-serve business partially offset by the impact of the extra week in Q4 fiscal 2021.

Fiscal 2022 Financial Targets

The company will introduce fiscal year 2022 financial targets during its Q4 FY21 earnings conference call starting today at 2:00 p.m. Pacific Time. These items can be accessed on the company's Investor Relations website during and after the call. The company uses its website as a tool to disclose important information about the company and comply with its disclosure obligations under Regulation Fair Disclosure.

Company Updates

1.Yesterday, the company announced plans that it would deliver planned retail wage increases first announced in 2020 across the U.S. in fiscal 2022. This investment, combined with industry-leading benefit programs, supports Starbucks aspiration to remain an employer of choice that can attract and retain the high-quality talent needed to expand its U.S. store footprint. By January 2022, retail partners with two or more years of service will see up to a 5-10% increase in their pay, and in Summer 2022, all hourly retail workers in the U.S. will make an average of nearly $17/ hr. with barista hourly rates ranging from $15 to $23/ hr. across the country.

2.In July, the company announced a new collaboration with Nestlé to bring Starbucks ready-to-drink coffee beverages to select markets across Southeast Asia, Oceania and Latin America. The companies will work to quickly bring these coffee beverages to consumers in 2022.

3.In July, the company, in partnership with Caribbean Coffee Traders Limited, announced the arrival of the first Starbucks store in Barbados. Customers can enjoy the iconic Starbucks coffeehouse experience alongside Starbucks® signature handcrafted beverages prepared by passionate baristas and locally-sourced menu options, including sandwiches, wraps and juices.

4.In January 2020, the company set an ambitious goal to conserve or replenish 50% of water used in green coffee production in our direct operations by 2030, as part of the company’s multi-decade commitment to become a resource positive company. In August, the company expanded this goal to include global operations, agricultural supply chain and packaging, increasing the projected water conserved or replenished and addressing some of the biggest impacts on the company's water footprint. In addition, the company will also prioritize action in high-risk basins to support watershed health and actively address ecosystem resilience and water equity.

5.In August, the company announced the opening of its first Farmer Support Center in Brazil, its tenth globally. Located in Varginha, Minas Gerais state, the new Farmer Support Center extends Starbucks presence in a key coffee producing region and aims to provide valuable resources to local coffee communities as part of the company’s commitment to source coffee responsibly, for the betterment of people and the planet.

6.In August, the company announced the promotion of Leo Tsoi to chief executive officer of Starbucks China. Serving as Starbucks China’s chief operating officer and president of Starbucks Retail for the last five years, Mr. Tsoi has led efforts to grow Starbucks footprint across the Chinese mainland to 5,300 stores across more than 200 cities today.

7.In September, the company sold its 50% ownership interest in Starbucks Coffee Korea Co., Ltd. Joint venture partner, E-Mart Inc., acquired an additional 17.5% interest and Apfin Investment Pte Ltd, an affiliate of GIC Private Limited, which is a Singapore sovereign wealth fund, acquired the remaining 32.5%. The sale had a combined price of $1.175 billion.

8.The Board of Directors declared a cash dividend of $0.49 per share, payable on November 26, 2021, to shareholders of record as of November 12, 2021.

9.The company announced a new commitment of returning $20 billion to shareholders over the next three years through share repurchases and dividends.

Conference Call
Starbucks will hold a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Kevin Johnson, president and ceo, and Rachel Ruggeri, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Friday, November 26, 2021.

About Starbucks
Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with more than 33,800 stores worldwide, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at stories.starbucks.com or www.starbucks.com.

Forward-Looking Statements
Certain statements contained herein and in our investor conference call related to these results are “forward-looking” statements within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “remain,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements include statements relating to: our increased labor investments; our business outlook, projections and guidance; operations and financial results; our sustainability goals and initiatives; the recovery of our business; and our ability to drive long-term growth. These forward-looking statements do not represent historical data, are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results and trends may differ materially depending on a variety of factors, including, but not limited to: the actual impact of our increased labor investments on our operations and financial results; further spread of COVID-19 and its variants; regulatory measures or voluntary actions that may be put in place to limit the spread of COVID-19, including vaccine mandates and restrictions on business operations or social distancing requirements and the duration and efficacy of such restrictions and the world-wide distribution and acceptance of vaccines; the potential for a resurgence of COVID-19 infections in a given geographic region after it has hit its “peak”; fluctuations in U.S. and international economies and currencies; our ability to preserve, grow and leverage our brands; the ability of our business partners and third-party providers to fulfill their responsibilities and commitments; potential negative effects of incidents involving food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; costs associated with, and the successful execution of, the company’s initiatives and plans, including the successful expansion of our Global Coffee Alliance with Nestlé; our ability to obtain financing on acceptable terms; the acceptance of the company’s products by our customers, evolving consumer preferences and tastes and the availability of consumer financing; changes in the availability and cost of labor; significant increased logistic costs, including but not limited to inflationary pressures; the impact of competition; inherent risks of operating a global business; the prices and availability of coffee, dairy and other raw materials; the effect of legal proceedings; and the effects of changes in tax laws and related guidance and regulations that may be implemented and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” sections of Starbucks Annual Report on Form 10-K for the fiscal year ended September 27, 2020 and Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 2021. The company assumes no obligation to update any of these forward-looking statements.

Two-year Comparable Store Sales
The two-year comparable store sales metric discussed in today's investor conference call is calculated as ((1 + % change in comparable store sales in FY20) * (1 + % change in comparable store sales in FY21)) - 1. Refer to footnote 1 in the Segment Results and Supplemental Information sections in this press release for definitions of change in comparable store sales.

Key Metrics
The company's financial results and long-term growth model will continue to be driven by new store openings, comparable store sales and operating margin management. These key operating metrics are important indicators for the growth of the business and the effectiveness of the company's marketing and operational strategies.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Tiffany Willis	Maggie Jantzen
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Oct 3, 2021	Sep 27, 2020	% Change	Oct 3, 2021	Sep 27, 2020

	(14 Weeks Ended)	(13 Weeks Ended)		As a % of total net revenues
Net revenues:
Company-operated stores	$6,864.3	$5,173.6	32.7%	84.3%	83.4%
Licensed stores	794.5	544.6	45.9	9.8	8.8
Other	487.9	484.9	0.6	6.0	7.8
Total net revenues	8,146.7	6,203.1	31.3	100.0	100.0
Product and distribution costs	2,491.1	1,976.8	26.0	30.6	31.9
Store operating expenses	3,273.4	2,683.4	22.0	40.2	43.3
Other operating expenses	108.6	99.9	8.7	1.3	1.6
Depreciation and amortization expenses	354.7	362.9	(2.3)	4.4	5.9
General and administrative expenses	501.2	439.0	14.2	6.2	7.1
Restructuring and impairments	55.5	195.0	(71.5)	0.7	3.1
Total operating expenses	6,784.5	5,757.0	17.8	83.3	92.8
Income from equity investees	120.0	112.2	7.0	1.5	1.8
Operating income/(loss)	1,482.2	558.3	165.5	18.2	9.0
Net gain resulting from divestiture of certain operations	864.5	—	nm	10.6	—
Interest income and other, net	21.5	9.1	136.3	0.3	0.1
Interest expense	(120.6)	(125.0)	(3.5)	(1.5)	(2.0)
Earnings before income taxes	2,247.6	442.4	408.0	27.6	7.1
Income tax expense	483.0	49.7	871.8	5.9	0.8
Net earnings including noncontrolling interests	1,764.6	392.7	349.4	21.7	6.3
Net earnings attributable to noncontrolling interests	0.2	0.1	100.0	—	—
Net earnings attributable to Starbucks	$1,764.4	$392.6	349.4	21.7%	6.3%
Net earnings per common share - diluted	$1.49	$0.33	351.5%
Weighted avg. shares outstanding - diluted	1,187.9	1,179.0
Cash dividends declared per share	$0.49	$0.45
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				47.7%	51.9%
Effective tax rate including noncontrolling interests				21.5%	11.2%

	Year Ended			Year Ended
	Oct 3, 2021	Sep 27, 2020	% Change	Oct 3, 2021	Sep 27, 2020
	(53 Weeks Ended)	(52 Weeks Ended)		As a % of total net revenues
Net revenues:
Company-operated stores	$24,607.0	$19,164.6	28.4%	84.7%	81.5%
Licensed stores	2,683.6	2,327.1	15.3	9.2	9.9
Other	1,770.0	2,026.3	(12.6)	6.1	8.6
Total net revenues	29,060.6	23,518.0	23.6	100.0	100.0
Product and distribution costs	8,738.7	7,694.9	13.6	30.1	32.7
Store operating expenses	11,930.9	10,764.0	10.8	41.1	45.8
Other operating expenses	359.5	430.3	(16.5)	1.2	1.8
Depreciation and amortization expenses	1,441.7	1,431.3	0.7	5.0	6.1
General and administrative expenses	1,932.6	1,679.6	15.1	6.7	7.1
Restructuring and impairments	170.4	278.7	(38.9)	0.6	1.2
Total operating expenses	24,573.8	22,278.8	10.3	84.6	94.7
Income from equity investees	385.3	322.5	19.5	1.3	1.4
Operating income	4,872.1	1,561.7	212.0	16.8	6.6
Net gain resulting from divestiture of certain operations	864.5	—	nm	3.0	—
Interest income and other, net	90.1	39.7	127.0	0.3	0.2
Interest expense	(469.8)	(437.0)	7.5	(1.6)	(1.9)
Earnings before income taxes	5,356.9	1,164.4	360.1	18.4	5.0
Income tax expense	1,156.6	239.7	382.5	4.0	1.0
Net earnings including noncontrolling interests	4,200.3	924.7	354.2	14.5	3.9
Net earnings/(loss) attributable to noncontrolling interests	1.0	(3.6)	nm	—	—
Net earnings attributable to Starbucks	$4,199.3	$928.3	352.4	14.5%	3.9%
Net earnings per common share - diluted	$3.54	$0.79	348.1%
Weighted avg. shares outstanding - diluted	1,185.5	1,181.8
Cash dividends declared per share	$2.29	$1.23
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				48.5%	56.2%
Effective tax rate including noncontrolling interests				21.6%	20.6%

Segment Results (in millions)

North America

	Oct 3, 2021	Sep 27, 2020	% Change	Oct 3, 2021	Sep 27, 2020
Quarter Ended	(14 Weeks Ended)	(13 Weeks Ended)		As a % of North America total net revenues
Net revenues:
Company-operated stores	$5,254.3	$3,875.3	35.6%	91.2%	92.0%
Licensed stores	506.5	336.9	50.3	8.8	8.0
Other	2.2	1.7	29.4	—	—
Total net revenues	5,763.0	4,213.9	36.8	100.0	100.0
Product and distribution costs	1,580.3	1,158.3	36.4	27.4	27.5
Store operating expenses	2,570.8	2,060.7	24.8	44.6	48.9
Other operating expenses	47.3	38.0	24.5	0.8	0.9
Depreciation and amortization expenses	189.9	190.1	(0.1)	3.3	4.5
General and administrative expenses	78.4	65.2	20.2	1.4	1.5
Restructuring and impairments	40.5	195.6	(79.3)	0.7	4.6
Total operating expenses	4,507.2	3,707.9	21.6	78.2	88.0
Operating income	$1,255.8	$506.0	148.2%	21.8%	12.0%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				48.9%	53.2%

	Oct 3, 2021	Sep 27, 2020	% Change	Oct 3, 2021	Sep 27, 2020

Year Ended	(53 Weeks Ended)	(52 Weeks Ended)		As a % of North America total net revenues
Net revenues:
Company-operated stores	$18,737.3	$14,778.8	26.8%	91.6%	90.7%
Licensed stores	1,702.2	1,509.9	12.7	8.3	9.3
Other	8.4	7.5	12.0	—	—
Total net revenues	20,447.9	16,296.2	25.5	100.0	100.0
Product and distribution costs	5,453.8	4,564.4	19.5	26.7	28.0
Store operating expenses	9,359.5	8,488.0	10.3	45.8	52.1
Other operating expenses	166.0	154.6	7.4	0.8	0.9
Depreciation and amortization expenses	753.9	762.0	(1.1)	3.7	4.7
General and administrative expenses	300.0	268.0	11.9	1.5	1.6
Restructuring and impairments	155.4	257.5	(39.7)	0.8	1.6
Total operating expenses	16,188.6	14,494.5	11.7	79.2	88.9
Operating income	$4,259.3	$1,801.7	136.4%	20.8%	11.1%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				50.0%	57.4%

International

	Oct 3, 2021	Sep 27, 2020	% Change	Oct 3, 2021	Sep 27, 2020
Quarter Ended	(14 Weeks Ended)	(13 Weeks Ended)		As a % of International total net revenues
Net revenues:
Company-operated stores	$1,610.0	$1,298.3	24.0%	84.1%	85.9%
Licensed stores	288.0	207.7	38.7	15.0	13.7
Other	16.6	5.3	213.2	0.9	0.4
Total net revenues	1,914.6	1,511.3	26.7	100.0	100.0
Product and distribution costs	605.1	479.2	26.3	31.6	31.7
Store operating expenses	702.6	622.7	12.8	36.7	41.2
Other operating expenses	39.8	39.9	(0.3)	2.1	2.6
Depreciation and amortization expenses	131.6	133.1	(1.1)	6.9	8.8
General and administrative expenses	98.4	84.5	16.4	5.1	5.6
Restructuring and impairments	—	(0.6)	nm	—	—
Total operating expenses	1,577.5	1,358.8	16.1	82.4	89.9
Income from equity investees	40.3	29.2	38.0	2.1	1.9
Operating income	$377.4	$181.7	107.7%	19.7%	12.0%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				43.6%	48.0%

	Oct 3, 2021	Sep 27, 2020	% Change	Oct 3, 2021	Sep 27, 2020

Year Ended	(53 Weeks Ended)	(52 Weeks Ended)		As a % of International total net revenues
Net revenues:
Company-operated stores	$5,869.7	$4,385.8	33.8%	84.8%	83.8%
Licensed stores	981.4	817.2	20.1	14.2	15.6
Other	70.5	27.6	155.4	1.0	0.5
Total net revenues	6,921.6	5,230.6	32.3	100.0	100.0
Product and distribution costs	2,187.3	1,729.1	26.5	31.6	33.1
Store operating expenses	2,571.4	2,276.0	13.0	37.2	43.5
Other operating expenses	147.3	153.6	(4.1)	2.1	2.9
Depreciation and amortization expenses	544.7	518.4	5.1	7.9	9.9
General and administrative expenses	360.5	286.4	25.9	5.2	5.5
Restructuring and impairments	—	(1.2)	nm	—	—
Total operating expenses	5,811.2	4,962.3	17.1	84.0	94.9
Income from equity investees	135.3	102.3	32.3	2.0	2.0
Operating income	$1,245.7	$370.6	236.1%	18.0%	7.1%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				43.8%	51.9%

Channel Development

	Oct 3, 2021	Sep 27, 2020	% Change	Oct 3, 2021	Sep 27, 2020
Quarter Ended	(14 Weeks Ended)	(13 Weeks Ended)		As a % of Channel Development total net revenues
Net revenues	$438.3	$464.0	(5.5)%
Product and distribution costs	277.5	327.8	(15.3)	63.3%	70.6%
Other operating expenses	17.0	18.5	(8.1)	3.9	4.0
Depreciation and amortization expenses	0.3	0.3	—	0.1	0.1
General and administrative expenses	3.4	2.5	36.0	0.8	0.5
Total operating expenses	298.2	349.1	(14.6)	68.0	75.2
Income from equity investees	79.7	83.0	(4.0)	18.2	17.9
Operating income	$219.8	$197.9	11.1%	50.1%	42.7%

	Oct 3, 2021	Sep 27, 2020	% Change	Oct 3, 2021	Sep 27, 2020

Year Ended	(53 Weeks Ended)	(52 Weeks Ended)		As a % of Channel Development total net revenues
Net revenues	$1,593.6	$1,925.0	(17.2)%
Product and distribution costs	1,011.2	1,338.1	(24.4)	63.5%	69.5%
Other operating expenses	31.3	108.2	(71.1)	2.0	5.6
Depreciation and amortization expenses	1.2	1.2	—	0.1	0.1
General and administrative expenses	10.8	10.5	2.9	0.7	0.5
Total operating expenses	1,054.5	1,458.0	(27.7)	66.2	75.7
Income from equity investees	250.0	220.2	13.5	15.7	11.4
Operating income	$789.1	$687.2	14.8%	49.5%	35.7%

Corporate and Other

	Oct 3, 2021	Sep 27, 2020	% Change

Quarter Ended	(14 Weeks Ended)	(13 Weeks Ended)
Net revenues	$30.8	$13.9	121.6%
Product and distribution costs	28.2	11.5	145.2
Other operating expenses	4.5	3.5	28.6
Depreciation and amortization expenses	32.9	39.4	(16.5)
General and administrative expenses	321.0	286.8	11.9
Restructuring and impairments	15.0	—	nm
Total operating expenses	401.6	341.2	17.7
Operating loss	$(370.8)	$(327.3)	13.3%

	Oct 3, 2021	Sep 27, 2020	% Change

Year Ended	(53 Weeks Ended)	(52 Weeks Ended)
Net revenues	$97.5	$66.2	47.3%
Product and distribution costs	86.4	63.3	36.5
Other operating expenses	14.9	13.9	7.2
Depreciation and amortization expenses	141.9	149.7	(5.2)
General and administrative expenses	1,261.3	1,114.7	13.2
Restructuring and impairments	15.0	22.4	(33.0)
Total operating expenses	1,519.5	1,364.0	11.4
Operating loss	$(1,422.0)	$(1,297.8)	9.6%
Corporate and Other primarily consists of our unallocated corporate operating expenses and Evolution Fresh.

STARBUCKS CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited, in millions, except per share data)

	Oct 3, 2021	Sep 27, 2020
ASSETS
Current assets:
Cash and cash equivalents	$6,455.7	$4,350.9
Short-term investments	162.2	281.2
Accounts receivable, net	940.0	883.4
Inventories	1,603.9	1,551.4
Prepaid expenses and other current assets	594.6	739.5
Total current assets	9,756.4	7,806.4
Long-term investments	281.7	206.1
Equity investments	268.5	478.7
Property, plant and equipment, net	6,369.5	6,241.4
Operating lease, right-of-use asset	8,236.0	8,134.1
Deferred income taxes, net	1,874.8	1,789.9
Other long-term assets	578.5	568.6
Other intangible assets	349.9	552.1
Goodwill	3,677.3	3,597.2
TOTAL ASSETS	$31,392.6	$29,374.5
LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$1,211.6	$997.9
Accrued liabilities	1,973.2	1,160.7
Accrued payroll and benefits	772.3	696.0
Income taxes payable	348.0	98.2
Current portion of operating lease liability	1,251.3	1,248.8
Stored value card liability and current portion of deferred revenue	1,596.1	1,456.5
Short-term debt	—	438.8
Current portion of long-term debt	998.9	1,249.9
Total current liabilities	8,151.4	7,346.8
Long-term debt	13,616.9	14,659.6
Operating lease liability	7,738.0	7,661.7
Deferred revenue	6,463.0	6,598.5
Other long-term liabilities	737.8	907.3
Total liabilities	36,707.1	37,173.9
Shareholders' deficit:
Common stock ($0.001 par value) — authorized, 2,400.0 shares; issued and outstanding, 1,180.0 and 1,173.3 shares, respectively	1.2	1.2
Additional paid-in capital	846.1	373.9
Retained deficit	(6,315.7)	(7,815.6)
Accumulated other comprehensive income/(loss)	147.2	(364.6)
Total shareholders’ deficit	(5,321.2)	(7,805.1)
Noncontrolling interests	6.7	5.7
Total deficit	(5,314.5)	(7,799.4)
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)	$31,392.6	$29,374.5

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in millions)

	Year Ended
	Oct 3, 2021	Sep 27, 2020	Sep 30, 2019
OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$4,200.3	$924.7	$3,594.6
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,524.1	1,503.2	1,449.3
Deferred income taxes, net	(146.2)	(25.8)	(1,495.4)
Income earned from equity method investees	(347.3)	(280.7)	(250.6)
Distributions received from equity method investees	336.0	227.7	216.8
Net gain resulting from divestiture of certain operations	(864.5)	—	(622.8)
Stock-based compensation	319.1	248.6	308.0
Goodwill impairments	—	—	10.5
Non-cash lease costs	1,248.6	1,197.6	—
Loss on retirement and impairment of assets	226.2	454.4	142.6
Other	(6.0)	24.5	45.3
Cash provided by/(used in) changes in operating assets and liabilities:
Accounts receivable	(43.0)	(2.7)	(197.7)
Inventories	(49.8)	(10.9)	(173.0)
Prepaid expenses and other current assets	251.1	(317.5)	922.0
Income taxes payable	286.1	(1,214.6)	1,237.1
Accounts payable	189.9	(210.8)	31.9
Deferred revenue	(6.1)	31.0	(30.5)
Operating lease liability	(1,488.1)	(1,231.4)	—
Other operating assets and liabilities	358.7	280.5	(141.1)
Net cash provided by operating activities	5,989.1	1,597.8	5,047.0
INVESTING ACTIVITIES:
Purchases of investments	(432.0)	(443.9)	(190.4)
Sales of investments	143.2	186.7	298.3
Maturities and calls of investments	345.5	73.7	59.8
Additions to property, plant and equipment	(1,470.0)	(1,483.6)	(1,806.6)
Net proceeds from the divestiture of certain operations	1,175.0	—	684.3
Other	(81.2)	(44.4)	(56.2)
Net cash used in investing activities	(319.5)	(1,711.5)	(1,010.8)
FINANCING ACTIVITIES:
Repayments of commercial paper	(296.5)	—	—
Net proceeds from issuance of short-term debt	215.1	1,406.6	—
Repayments of short-term debt	(349.8)	(967.7)	—
Proceeds from issuance of long-term debt	—	4,727.6	1,996.0
Repayments of long-term debt	(1,250.0)	—	(350.0)
Proceeds from issuance of common stock	246.2	298.8	409.8
Cash dividends paid	(2,119.0)	(1,923.5)	(1,761.3)
Repurchase of common stock	—	(1,698.9)	(10,222.3)
Minimum tax withholdings on share-based awards	(97.0)	(91.9)	(111.6)
Other	—	(37.7)	(17.5)
Net cash provided by/(used in) financing activities	(3,651.0)	1,713.3	(10,056.9)
Effect of exchange rate changes on cash and cash equivalents	86.2	64.7	(49.0)
Net increase/(decrease) in cash and cash equivalents	2,104.8	1,664.3	(6,069.7)
CASH AND CASH EQUIVALENTS:
Beginning of period	4,350.9	2,686.6	8,756.3
End of period	$6,455.7	$4,350.9	$2,686.6
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net of capitalized interest	$501.1	$396.9	$299.5
Income taxes	$756.3	$1,699.1	$470.1

Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended		Change (%)
	Oct 3, 2021	Sep 27, 2020
($ in millions)	(14 Weeks Ended)	(13 Weeks Ended)
Revenues	$5,333.4	$3,892.9	37%
Change in Comparable Store Sales (1)	22%	(9)%
Change in Transactions	19%	(25)%
Change in Ticket	3%	21%
Store Count	15,450	15,337	1%
(1) Includes only Starbucks® company-operated stores open 13 months or longer. For fiscal 2021, comparable store sales percentages were calculated excluding the extra week in the fourth quarter of fiscal 2021. Comparable store sales exclude Siren Retail stores. Stores that are temporarily closed or operating at reduced hours due to the COVID-19 pandemic remain in comparable store sales while stores identified for permanent closure have been removed.

China Supplemental Data

	Quarter Ended		Change (%)
	Oct 3, 2021	Sep 27, 2020
($ in millions)	(14 Weeks Ended)	(13 Weeks Ended)
Revenues	$964.0	$814.5	18%
Change in Comparable Store Sales (1)	(7)%	(3)%
Change in Transactions	(2)%	(7)%
Change in Ticket	(5)%	5%
Store Count	5,360	4,706	14%
(1)Includes only Starbucks® company-operated stores open 13 months or longer. For fiscal 2021, comparable store sales percentages were calculated excluding the extra week in the fourth quarter of fiscal 2021. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates, stores identified for permanent closure and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours due to the COVID-19 pandemic remain in comparable store sales while stores identified for permanent closure have been removed. Comparable store sales for the fourth quarter of fiscal 2021 included a 4% adverse impact from lapping the prior-year value-added tax benefit.

Store Data

	Net stores opened/(closed) and transferred during the period
	Quarter Ended		Year Ended		Stores open as of
	Oct 3, 2021	Sep 27, 2020	Oct 3, 2021	Sep 27, 2020	Oct 3, 2021	Sep 27, 2020
North America:
Company-operated stores	1	92	(248)	135	9,861	10,109
Licensed stores	73	32	134	149	6,965	6,831
Total North America	74	124	(114)	284	16,826	16,940
International:
Company-operated stores	259	274	744	668	7,272	6,528
Licensed stores	205	82	543	452	9,735	9,192
Total International	464	356	1,287	1,120	17,007	15,720
Total Company	538	480	1,173	1,404	33,833	32,660

Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, generally accepted accounting principles in the United States. Our non-GAAP financial measures of non-GAAP general and administrative expenses (G&A), non-GAAP operating income, non-GAAP operating income growth, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share exclude the below-listed items and their related tax impacts, as they do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company's past operating performance. The GAAP measures most directly comparable to non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share are general and administrative expenses, operating income, operating income growth, operating margin, effective tax rate and diluted net earnings per share, respectively.

Non-GAAP Exclusion	Rationale
Sale of certain joint venture operations	Management excludes the gain related to the sale of our South Korea joint venture operations as this incremental gain was specific to the sale activity and for reasons discussed above.
Restructuring and impairment costs	Management excludes restructuring and impairment costs relating to the write-down of certain company-operated store and corporate assets. Management excludes these items for reasons discussed above. These expenses are anticipated to be completed within a finite period of time.
Integration costs	Management excludes integration costs and amortization of the acquired intangible assets for reasons discussed above. Additionally, the majority of these costs will be recognized over a finite period of time.
Nestlé transaction and integration-related costs	Management excludes the transaction and integration-related costs related to the Global Coffee Alliance with Nestlé (inclusive of incremental costs to grow and develop the alliance) for reasons discussed above.

Non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share may have limitations as analytical tools. These measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

Certain non-GAAP measures included in this report were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. The company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include acquisitions, divestitures, restructuring and other items. The unavailable information could have a significant impact on the company’s GAAP financial results.

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Quarter Ended
	Oct 3, 2021	Sep 27, 2020	Change
Consolidated	(14 Weeks Ended)	(13 Weeks Ended)
General and administrative expenses, as reported (GAAP)	$501.2	$439.0	14.2%
Restructuring and impairment costs (1)	—	(0.6)
Integration costs (2)	(9.7)	(5.6)
Non-GAAP G&A	$491.5	$432.8	13.6%
Non-GAAP G&A as a % of total net revenues (4)	6.0%	7.0%

Operating income, as reported (GAAP)	$1,482.2	$558.3	165.5%
Restructuring and impairment costs (1)	55.5	195.5
Integration costs (2)	59.6	64.0
Nestlé transaction and integration-related costs (3)	0.1	—
Non-GAAP operating income	$1,597.4	$817.8	95.3%

Operating margin, as reported (GAAP)	18.2%	9.0%	920 bps
Restructuring and impairment costs (1)	0.7	3.2
Integration costs (2)	0.7	1.0
Nestlé transaction and integration-related costs (3)	—	—
Non-GAAP operating margin	19.6%	13.2%	640 bps

Diluted net earnings per share, as reported (GAAP)	$1.49	$0.33	351.5%
Restructuring and impairment costs (1)	0.05	0.18
Integration costs (2)	0.05	0.05
Gain resulting from divestiture of South Korea joint venture	(0.73)	—
Income tax effect on Non-GAAP adjustments (5)	0.14	(0.05)
Non-GAAP EPS	$1.00	$0.51	96.1%
(1)Represents costs associated with our restructuring efforts, primarily lease exit costs and asset impairments.
(2)Includes amortization expense of acquired intangible assets associated with the acquisition of East China and Starbucks Japan and the related post-acquisition integration costs, such as incremental information technology and compensation-related costs.
(3)Represents costs associated with the Global Coffee Alliance with Nestlé.
(4)Non-GAAP G&A as a percentage of total net revenues for the fourth quarter of fiscal 2021 was 6.0%. Non-GAAP G&A as a percentage of total net revenues for the fourth quarter of fiscal years 2020 and 2019 was 7.0% and 6.7%, respectively. Refer to the Starbucks Investor Relations website for additional information regarding historical non-GAAP information.
(5)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

Q4 QTD FY21 NON-GAAP DISCLOSURE DETAILS
(in millions and before income taxes)

Q4 QTD FY21	North America	International	Channel Development	Corporate and Other		Consolidated
Statement of Earnings Line Item	Restructuring and Impairment Costs	Integration Costs	Nestlé Transaction and Integration-Related Costs	Integration Costs	Restructuring and Impairment Costs	Total Non-GAAP Adjustment
Net revenue	$—	$—	$—	$—	$—	$—
Production and distribution costs						—
Store operating expenses		5.1				5.1
Other operating expenses			0.1			0.1
Depreciation and amortization expenses		44.8				44.8
General and administrative expenses		9.5		0.2		9.7
Restructuring and impairments	40.5				15.0	55.5
Total impact to operating income	$(40.5)	$(59.4)	$(0.1)	$(0.2)	$(15.0)	$(115.2)

Non-Operating gain
Gain resulting from divestiture of South Korea joint venture						$864.5

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Year Ended
	Oct 3, 2021	Sep 27, 2020	Change
Consolidated	(53 Weeks Ended)	(52 Weeks Ended)
General and administrative expenses, as reported (GAAP)	$1,932.6	$1,679.6	15.1%
Restructuring and impairment costs (1)	—	(1.9)
International transaction and integration-related items (2)	(22.2)	(13.8)
Nestlé transaction and integration-related costs (3)	—	(0.5)
Non-GAAP G&A	$1,910.4	$1,663.4	14.8%
Non-GAAP G&A as a % of total net revenues (4)	6.6%	7.1%

Operating income, as reported (GAAP)	$4,872.1	$1,561.7	212.0%
Restructuring and impairment costs (1)	170.4	280.6
International transaction and integration-related items (2)	242.2	243.5
Nestlé transaction and integration-related costs (3)	(22.7)	47.4
Non-GAAP operating income	$5,262.0	$2,133.2	146.7%

Operating margin, as reported (GAAP)	16.8%	6.6%	1,020 bps
Restructuring and impairment costs (1)	0.6	1.2
International transaction and integration-related items (2)	0.8	1.1
Nestlé transaction and integration-related costs (3)	(0.1)	0.2
Non-GAAP operating margin	18.1%	9.1%	900 bps

Diluted net earnings per share, as reported (GAAP)	$3.54	$0.79	348.1%
Restructuring and impairment costs (1)	0.14	0.23
International transaction and integration-related items (2)	0.21	0.21
Nestlé transaction and integration-related costs (3)	(0.02)	0.04
Gain resulting from divestiture of South Korea joint venture	(0.73)	—
Income tax effect on Non-GAAP adjustments (5)	0.10	(0.10)
Non-GAAP EPS	$3.24	$1.17	176.9%
(1)Represents costs associated with our restructuring efforts, primarily severance and asset impairments related to certain company-operated store closures and impairment of certain corporate assets.
(2)Includes ongoing amortization expense of acquired intangible assets associated with the acquisition of East China and Starbucks Japan; and the related post-acquisition integration costs, such as incremental information technology and compensation-related costs.
(3)Represents costs associated with the Global Coffee Alliance with Nestlé and a change in estimate relating to a transaction cost accrual.
(4)Non-GAAP G&A as a percentage of total net revenues for fiscal years 2021, 2020 and 2019 was 6.6%, 7.1% and 6.5%, respectively. Refer to the Starbucks Investor Relations website for additional information regarding historical non-GAAP information.
(5)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

YTD FY21 NON-GAAP DISCLOSURE DETAILS
(in millions and before income taxes)

Q4 YTD FY21	North America	International	Channel Development	Corporate and Other		Consolidated
Statement of Earnings Line Item	Restructuring and Impairment Costs	Integration Costs	Nestlé Transaction and Integration-Related Costs	Integration Costs	Restructuring and Impairment Costs	Total Non-GAAP Adjustment
Net revenue	$—	$—	$—	$—	$—	$—
Production and distribution costs						—
Store operating expenses		17.6				17.6
Other operating expenses			(22.7)			(22.7)
Depreciation and amortization expenses		202.4				202.4
General and administrative expenses		21.5		0.7		22.2
Restructuring and impairments	155.4				15.0	170.4
Total impact to operating income	$(155.4)	$(241.5)	$22.7	$(0.7)	$(15.0)	$(389.9)

Non-Operating gain
Gain resulting from divestiture of South Korea joint venture						$864.5